Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is made as of the 14th day of May, 2009 by and between XShares Group, Inc., a Delaware corporation (the “Company”), and MGT Capital Investments, Inc., a Delaware corporation, (the “Purchaser”).

The parties hereby agree as follows:

1.                                       Purchase and Sale of Note and Preferred Stock.

1.1.        Issuance of Convertible Promissory Note.

(a)           The Board of Directors has duly approved the issuance of the Convertible Promissory Note (the “Note”), in the original principal amount of $1,100,000, made by the Company in favor of the Purchaser in the form annexed hereto as Exhibit A.

(b)           Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase the Note immediately upon execution of this Agreement, and the Company agrees to execute and deliver the Note to the Purchaser immediately upon receipt from the Purchaser of $1,000,000.

1.2.        Sale and Issuance of Series B Preferred Stock.

(a)           The Board of Directors has duly adopted and approved and submitted to the shareholders of the Company for their adoption and approval, the Second Amended and Restated Certificate of Incorporation attached to this Agreement as Exhibit B (the “Certificate”).  Upon due approval of the Certificate by the shareholders of the Company, the Company shall file the Certificate with the Secretary of State of the State of Delaware

(b)           Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closings (as defined below) and the Company agrees to sell and issue to the Purchaser at the Closings that number of shares of Series B Preferred Stock, $.0001 par value per share (the “Series B Preferred Stock”), set forth in Section 1.3(a) below, at a purchase price of $0.0284 per share.  The shares of Series B Preferred Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares” (and together with the Note, the “Purchased Securities”).

1.3.            Closing; Delivery.

(a)           Subject to the compliance with the conditions set forth in Section 4 and 5, the initial purchase and sale of 38,732,394 Shares shall take place immediately upon filing of the Certificate with the Secretary of State of the State of Delaware (the “Initial Closing”).

(b)           Subject to the compliance with the conditions set forth in Section 4 and 5, the second purchase and sale of 35,211,268 Shares shall take place at the offices of Gersten Savage LLP, 600 Lexington Avenue, New York, New York via the exchange of documents and signatures, at 11:00 a.m, New York time, on the later of (i) July 16, 2009 or (ii) five days following the filing of the Certificate with the Secretary of State of the State of Delaware, or at such other time and place as the Company and the Purchaser mutually agree upon, in writing (the “Subsequent Closing”); provided, however, that the Purchaser, in addition to any other rights of Purchaser set forth herein, shall have no obligation to purchases the Shares pursuant to this Section 1.3(b) unless the Purchaser has determined, in its sole discretion, prior to such investment, that the Company has been operating the Company’s business in accordance with the budget attached hereto as Exhibit C (the “Budget”), which Budget has been approved by the Company and the Purchaser as of the date of this Agreement  (the Initial Closing and the Subsequent Closing shall be collectively referred to herein as the “Closings.”)

(c)           At each Closing, the Company shall deliver to the Purchaser a certificate representing the Shares being purchased by the Purchaser at such Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Purchaser, or by any combination of such methods.  Without limiting the generality of the foregoing, at the Initial Closing, the Purchaser shall deliver the original Note as consideration for the Shares issued at the Initial Closing.

1.4           Use of Proceeds.  In accordance with the directions of the Company’s Board of Directors, the Company will use the proceeds from the sale of the Shares as set forth in the Budget.

1.5           Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified Person, any Person, directly or indirectly, through one or more intermediaries controlling, controlled by or under common control with such Person.

“Bylaws” means the Bylaws of the Company in the form provided to the Purchaser.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, licenses in to and under any of the foregoing, that are owned by the Company or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“ETF” means any of the Company’s exchange-traded funds.

“Material Adverse Effect” means any occurrence, state of facts, change, event, effect or circumstance that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, business, results of operations or financial condition of the Company, including, without limitation, the Company’s insolvency or a force majeure event, other than any occurrence, state of facts, change, event, effect or circumstance to the extent resulting from: (i) the announcement of the execution of this Agreement, or (ii) any change in United States generally accepted accounting principles (“GAAP”) or interpretation thereof after the date hereof or (iii) the execution and performance of or compliance with this Agreement.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, Governmental Authority and any other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Series B Preferred Stock issued at the Initial Closing and at the Subsequent Closing, if any.

2.                                       Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit F to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof, except as otherwise indicated.  The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1.          Organization, Good Standing, Corporate Power and Qualification.  Each of the Company, the ETFs, and the Company Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  As set forth in Schedule 2.1, each of the Company, the ETFs, and the Company Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect.  The Company has heretofore made available to Purchaser accurate and complete copies of the Company’s, each ETFs, and each Company Subsidiaries’ certificate of incorporation, by-laws, operating agreements and the equivalent organizational documents of each of the Company Subsidiaries, each as currently in effect.  None of the Company, any ETF or any Company Subsidiary is in violation of any provision of its respective certificate of incorporation, by-laws or equivalent organizational documents as the case may be.

2.2.            Capitalization. The authorized capital of the Company shall consist, immediately prior to the Initial Closing, of:

(i)            1,400,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), 293,994 shares of which are issued and outstanding.

(ii)           672,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”) (the Common Stock and the Preferred Stock are collectively referred to as the “Securities”): (i) 172,000,000 of which have been designated Series A Preferred Stock, 162,257,593 shares of which are issued and outstanding; and (ii) 500,000,000 of which have been designated Series B Preferred Stock, none of which is issued or outstanding.  The rights, privileges and preferences of the Preferred Stock are as stated in the Certificate and as provided by the general corporation law of the jurisdiction of the Company’s incorporation.

(b)           All of the outstanding securities issued by the Company have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.  The Company holds no treasury stock.

(c)           Other than (X) the Note and (Y) as otherwise set forth in the Disclosure Schedule or on the capitalization table attached hereto as Exhibit D, there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii)  bonds, debentures, notes or other indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights, or (iii) subscriptions or other rights, agreements, arrangements, contracts or commitments of any character, relating to the issued or unissued securities of the Company or any of the

Company Subsidiaries or obligating the Company or any of the Company Subsidiaries to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options , or other equity interest in, the Company or any of the Company Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of the Company Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such equity interest.  There are no outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of, or other equity interests in, the Company or any of the Company Subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

(d)           To the Company’s knowledge, there are no stockholders or members agreements, voting trusts or other agreements or understandings with respect to the voting of the Securities or the capital stock or equity interests of any Company Subsidiary.

(e)           The Company has agreed to reserve 19,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to a 2008 Stock Option Plan, as amended (the “Stock Plan”). Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, and no options to purchase shares have been granted to officers, directors, employees and consultants pursuant to the Stock Plan.  The Company has furnished to the Purchaser complete and accurate copies of the proposed Stock Plan and forms of agreements used thereunder.

(f)            A true, complete and correct copy of the Company’s capitalization table as of the date hereof is attached hereto as Exhibit D.

2.3.        Authorization.  All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Initial Closing.  All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company hereunder to be performed as of the Initial Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Initial Closing.  This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4.        Valid Issuance of Purchased Securities.  The Purchased Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser.  Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in Section 2.5(ii) below, the Shares will be issued in compliance with all applicable federal and state securities laws.  The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser.  Based in part upon the representations of the Purchaser in Section 3 of this Agreement, and subject to Section 2.5 below, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

2.5.        Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, waiver, authorization or permit of, or notice to or declaration or filing with (each, a “Consent”), any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self-regulatory organization (each, a “Governmental Authority”), on the part of the Company, ETF or any of the Company Subsidiaries is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (i) the filing of the Certificate, which will have been filed as of the Initial Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.6.        Litigation.  Except as set forth in the Disclosure Schedule, there is no claim, action, suit, proceeding, arbitration, complaint, charge or, investigation pending or to the knowledge of the Company, threatened against the Company.  The Company is not a party nor is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the current or prior employment of or engagement of any of the Company’s employees or consultants, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.7.        Compliance with Other Instruments.  The Company is not in violation or default (i) of any provisions of its Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, note, indenture, mortgage, lease, agreement, contract or purchase order or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any permit or license applicable to the Company.

2.8.            Agreements; Actions. Except for the Convertible Note and this Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)           The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii)  incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, (iii) except as listed on Schedule 2.8(b)(iii), made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

(c)           The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

(d)           The Company has not engaged in the past twelve (12) months in any discussion with any representative of any Person (other than the Purchaser) regarding (i) a sale or exclusive license of all or substantially all of the Company’s assets, or (ii) any merger, consolidation or other business combination transaction of the Company with or into another Person.

2.9.            Certain Transactions.  Except as listed on Schedule 2.9, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees.  None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company.

2.10.          Absence of Liens.  The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, except as listed on Schedule 2.10, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. With respect to each such Company lease, no lessor, lien, claim, or encumbrance interferes with the Company’s use and quiet enjoyment of such leased property or asset.

2.11.          Financial Statements.  The Company has delivered to the Purchaser its audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2007 and December 31, 2008 and unaudited financial statements for the three-month period ended March 31, 2009 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments, which are not material. Except as set forth in the Financial Statements, the Company has no liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2009 and which have been disclosed to the Company in writing (ii) obligations under contracts and commitments incurred in the ordinary course of business and which have been disclosed to the Company in writing and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

2.12.          Changes.  Since the date of the most recent Financial Statements, other than the Convertible Note, there has not been:

(a)           any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)           any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)           any waiver or compromise by the Company of a valuable right or of a material debt (in excess of $10,000) owed to it;

(d)           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)           any material change to a material contract or agreement (in excess of $10,000) by which the Company or any of its assets is bound or subject;

(f)            any change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)           any resignation or termination of employment of any officer, employee, or consultant of the Company;

(h)           any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets (in excess of $10,000), except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not impair the Company’s ownership or use of such property or assets;

(i)            any loans or guarantees made by the Company to or for the benefit of its employees, officers directors or consultants, or any members of their immediate families,;

(j)            any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k)           any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)            receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m)          any other event or condition of any character, other than events affecting the economy or the Company’s industry generally,  that could reasonably be expected to result in a Material Adverse Effect; or

(n)           any arrangement or commitment by the Company to do any of the things described in this Section 2.12.

2.13.          Tax Returns and Payments.  The Company has timely paid all federal, state, county, local or foreign taxes due and payable.  There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.  The Company has properly withheld and paid all taxes required to have been withheld and paid in connection with any amounts paid or credited to any employee, independent contractor, creditor, stockholder or other third party.

2.14.          Insurance.  The Company, each ETF, and each Company Subsidiary is covered by valid and currently effective insurance policies issued in favor of the Company or one or more of the ETFs or Company Subsidiaries that are customary for companies of similar size in the industry and locales in which the Company and the Company Subsidiaries operate.  Schedule 2.14 sets forth a true, correct and complete list of all insurance policies issued in favor of the Company, any ETF, or any Company Subsidiary, or pursuant to which the Company, any ETF, or any Company Subsidiary is a named insured or otherwise a beneficiary, as well as any historic incurrence-based policies still in force.  With respect to each such insurance policy, (i) the policy is in full force and effect and all premiums due thereon have been paid, (ii) neither the Company or any ETF, nor any Company Subsidiary is in any material respect, in breach of or default under, and neither the Company or any ETF, nor any Company Subsidiary have taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy, (iii) to the knowledge of the Company, no insurer on any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, and no notice of cancellation or termination has been received with respect to any such policy,  and (iv) the Company knows of no reason any such insurance policy would be cancelled or modified in any material respect as a result of the transactions contemplated hereby.

2.15.          Regulatory Agreements; Permits.

(a)           There are no (A) written agreements, consent agreements, memoranda of understanding, commitment letters, cease and desist orders, or similar undertakings to which the Company, any ETF, or any Company Subsidiary is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand, (B ) Orders or directives of or supervisory letters from a Governmental Authority specifically with respect to the Company, any ETF, or any Company Subsidiary, or (C) resolutions or policies or procedures adopted by the Company, any ETF, or any Company Subsidiary at the request of a Governmental Authority, that (1) limit in any  respect the ability of the Company, any ETF, or any of the Company Subsidiaries to conduct its business as currently being conducted or (2) in any manner relate to the ability of the Company, any ETF,  or any of the Company Subsidiaries to pay dividends or otherwise restrict the conduct of business of the Company, any ETF, or any of the Company Subsidiaries in any respect.

(b)           The Company, the ETFs, and the Company Subsidiaries hold all permits, licenses, franchises, grants, authorizations, consents, exceptions, variances, exemptions, orders and other governmental authorizations, certificates, consents and approvals necessary to lawfully conduct their businesses as presently conducted and contemplated to be conducted, and to own, lease and operate their assets and properties (collectively, the “Company Permits”), all of which are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened,.  Schedule 2.15(a) sets forth each Company Permit.  Each of the Company, the ETFs, and the Company Subsidiaries are not in violation in any material respect of the terms of any Company Permit.

(c)           No investigation, review or market conduct examination by any Governmental Authority with respect to the Company, any ETF, or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, nor does the Company have knowledge of any Governmental Authority’s intention to conduct any such investigation or review.

(d)           Each of the Company, each ETF, and each Company Subsidiary and each of their respective officers and employees who are required to be registered, licensed or qualified as (A) an investment company, broker-dealer, investment adviser, futures commission merchant or (B) a registered principal, registered representative, investment adviser representative, insurance agent or salesperson with the SEC or any securities or insurance commission or other Governmental Authority are duly registered as such and such registrations are in full force and effect, or are in the process of being registered as such within the time periods required by applicable law, except in each case for any failures to be so registered, licensed or qualified that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the Company, each ETF, and each Company Subsidiary and each of their respective officers and employees are in compliance with all applicable federal, state and foreign laws requiring any such registration, licensing or qualification, and are not subject to any liability or disability by reason of the failure to be so registered, licensed or qualified, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(e)           Each of the Company, each ETF, and each Company Subsidiary, and, to the knowledge of the Company, its solicitors, third party administrators, managers, brokers and distributors, have marketed, sold and issued investment products and securities in compliance with all applicable laws governing sales processes and practices, except in each case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(f)            Each of the Company, each ETF, and each Company Subsidiary, if and as applicable, has filed all forms, requests for exemptive orders, reports, schedules, statements and other documents (inclusive of any certifications mandated by applicable Law) required to be filed or furnished by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act, the Investment Advisers Act of 1940 (the “Advisers Act”) and the Investment Company Act of 1940 (the “Investment Company Act”) together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement.  Schedule 2.15(f) lists and the Company has delivered to the MGT copies in the form filed with the SEC of all of the foregoing forms, requests for exemptive orders, reports, schedules, statements and other documents (inclusive of any certifications mandated by applicable Law) and all communications in connection therewith, except to the extent available in full without redaction on any publicly available database (including, without limitation, FINRA or the SEC’s website through EDGAR) for at least two (2) days prior to the date of this Agreement (collectively, the “Company SEC Reports”).

(g)           The Company SEC Reports (A) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, the Investment Advisers Act and the Investment Company Act, as the case may be, and the rules and regulations thereunder and (B) did not at the time they were filed with the SEC (except to the extent that information contained in any Company SEC Report has been revised or superseded by a later filed Company SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each director and executive officer of the Company, each ETF, and each Company Subsidiary, if and as applicable, has filed with the SEC on a timely basis all statements required by the applicable Law since the date of the applicable entity’s formation. As used in this Section 2.15(g), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to FINRA or the SEC.

(h)           No event or circumstance has occurred or exists with respect to the Company, any ETF, or any Company Subsidiary or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

2.16.          Corporate Documents.  The Certificate and Bylaws of the Company are in the forms attached hereto or previously provided to the Purchaser or its counsel.  The copy of the minute books of the Company provided to the Purchaser contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.17           Real Property Holding Corporation.  The Company is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder.  The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

2.18           Investment Company Act.  The Company is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended. Each ETF has obtained all required exemptive orders under the Investment Company Act to carry on its business as currently conducted and as proposed to be conducted.

2.19           Disclosure.  The Company has delivered the Budget to the Purchaser certain. There is a reasonable basis for each of the assumptions set forth in the Budget. No representation or warranty of the Company contained in this Agreement, and document delivered to the Purchaser, and no certificate furnished or to be furnished to Purchasers at the Closings contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Budget was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Budget.  It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities other than as specifically set forth in this Agreement.

2.20                           Employee Matters.

(a)                                  There are no Actions pending or, to the knowledge of the Company, threatened involving the Company or any of the Company Subsidiaries and any of their employees, managers, consultants or former employees, including any harassment, discrimination, retaliatory act or similar claim.  There has been: (A) no labor union organizing or attempting to organize any employee of the Company or any of the Company Subsidiaries into one or more collective bargaining units; and (B) no labor dispute, strike, work slowdown, work stoppage or lock out or other collective labor action by or with respect to any employees, managers or consultants of the Company or any of the Company Subsidiaries pending or, to the Company’s knowledge, threatened against the Company or any of the Company Subsidiaries.  Neither the Company nor any of the Company Subsidiaries is a party to, or bound by, any collective bargaining agreement or other agreement with any labor organization applicable to the employees, managers or consultants of the Company or any of the Company Subsidiaries and no such agreement is currently being negotiated.

(b)                                 The Company and the Company Subsidiaries (A) are in compliance in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, including Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and have not received written notice, or to the knowledge of the Company any other form of notice, there is any unfair labor practice charge or complaint against the Company or any of the Company Subsidiaries pending, (B) are not liable for any arrears of wages or any material penalty for failure to comply with any of the foregoing and (C) are not liable for any  payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).  there are no complaints, lawsuits, arbitrations, administrative proceedings, or other Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary brought by or on behalf of any applicant for employment, any current or former employee, any person alleging to be a current or former employee, any class of the foregoing, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

2.21                           Environmental Matters.

(a)                            Neither the Company nor any of the Company Subsidiaries is the subject of any federal, state, local or foreign Order, judgment or claim, and neither the Company nor any of the Company Subsidiaries has received any notice or claim, or entered into any negotiations or agreements with any person, that would impose a liability or obligation under any Environmental Law;

(b)                           To the knowledge of the Company, the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws;

(c)                            Neither the Company nor any of the Company Subsidiaries has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Substance, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any liability under all applicable Environmental Laws;

(d)                           Each of the Company and the Company Subsidiaries holds and is in compliance with all Company Permits required to conduct its business and operations under all applicable Environmental Laws; and

(e)                            Neither the Company, any Company Subsidiary nor any of their respective properties are subject to any Order, judgment or written claim asserted or arising under any Environmental Law.

“Environmental Laws” means any Law relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at the date hereof.

“Hazardous Substance” means any substance listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or as a pollutant or contaminant under any Environmental Law.  Hazardous Substances include any substance to which exposure is regulated by any Governmental Authority or any Environmental Law, including (a) petroleum or any derivative or byproduct thereof, toxic mold, asbestos or asbestos containing material or polychlorinated biphenyls and (b) all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National and Hazardous Substances Contingency Plan, 40 C.F.R. Section 300.5.

2.22                           Intellectual Property

(a)                                  Schedule 2.2 contains a list of (A) all registered Intellectual Property, Intellectual Property that is the subject of a pending application for registration, and material unregistered Intellectual Property, in each case that is owned by the Company, any ETF, or any of the Company Subsidiaries and (B) all material Intellectual Property, other than Off-the-Shelf Software Agreements, licensed, used or held for use by the Company, any ETF, or any of the Company Subsidiaries in the conduct of its business (“Licensed Intellectual Property”).  Except where failure to own, license or otherwise possess such rights has not had and would not reasonably be expected to result in a Company Material Adverse Effect, each of the Company, the ETFs,  and the Company Subsidiaries has (A) all right, title and interest in and to all Company Intellectual Property, free and clear of all Encumbrances, other than Permitted Encumbrances and (B) all necessary proprietary rights in and to all of its Licensed Intellectual Property, free and clear of all Encumbrances, other than Permitted Encumbrances.  Neither the Company or any ETF, nor any of the Company Subsidiaries has received any notice alleging it has infringed, diluted or misappropriated, or, by conducting its business as proposed, would infringe, dilute or misappropriate, the Intellectual Property rights of any person, and to the knowledge of the Company there is no valid basis for any such allegation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will impair or materially alter the Company’s, any ETF’s, or any Company Subsidiary’s rights to any Company Intellectual Property or Licensed Intellectual Property.  To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of the Company Intellectual Property or Licensed Intellectual Property by any third party.  All of the rights within the Company Intellectual Property and Licensed Intellectual Property are valid, enforceable and subsisting, and there is no Action pending or, to the Company’s knowledge, threatened which challenges the rights of the Company, any ETF, or any of the Company Subsidiaries in respect of any Company Intellectual Property or Licensed Intellectual Property or the validity, enforceability or effectiveness thereof.  The Company Intellectual Property and the Licensed Intellectual Property constitute all material Intellectual Property used in or necessary for the operation by the

Company, the ETFs, and the Company Subsidiaries of their respective businesses as currently conducted.  Neither the Company or ETF, nor any of the Company Subsidiaries is in breach or default in any material respect (or would with the giving of notice or lapse of time or both be in such breach or default) under any license to use any of the Licensed Intellectual Property.

(b)                                 For purposes of this Agreement, “Intellectual Property” means (A) United States, international and foreign patents and patent applications, including divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures; and statutory invention registrations and certificates; (B) United States and foreign registered, pending and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, domain names, Internet sites and web pages; and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (C) United States and foreign registered and unregistered copyrights, and registrations and applications for registration thereof; rights of publicity; and copyrightable works; (D) all inventions and design rights (whether patentable or unpatentable) and all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business, technical and financial information; and (E) confidential and proprietary information, including know-how. Add rep that IP does not infringe on the rights of any third party.

2.23                           Books and Records.  All of the books and records of the Company, the ETFs, and the Company Subsidiaries are complete and accurate in all material respects and have been maintained in the ordinary course and in accordance with applicable Laws and standard industry practices with regard to the maintenance of such books and records.  The records, systems, controls, data and information of Company, the ETFs, and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its accountants (including all means of access thereto and therefrom).

3.                                       Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1                                 Authorization.  All corporate action required to be taken by the Purchaser’s board of directors in order to authorize the Purchaser to enter into this Agreement have been duly taken, and the Purchaser has full power and authority to enter into the this Agreement and consummate the transactions contemplated hereby.  This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2           Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3           Disclosure of Information.   The Purchaser has been engaged in discussions with the management of the Company since at least January 1, 2009, and has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s operations.  In addition, the Purchaser has had extensive involvement in the development of the Budget.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4           Restricted Securities.  The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5           No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6           Legends.  The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

(a)                                  “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.”

(b)                                 Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

3.7           Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.                                       Conditions to the Purchaser’s Obligations at Closing.  The obligations of the Purchaser to purchase Shares at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1.                         Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

4.2.                         Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3.                         Officer’s Certificate.  The Chief Executive Officer of the Company shall deliver to the Purchaser at such Closing a certificate (i) certifying resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereunder, (ii) certifying resolutions of the Company’s stockholders approving the Certificate, (iii) confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4 as of the Closing Date.

4.4.                         Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5.                              Transfer Agent Instructions.  Intentionally omitted.

4.6.                              Board of Directors.  As of the Initial Closing, the authorized size of the Board shall be seven, and the Board shall be comprised of Joseph L. Schocken, Jeffrey L. Feldman, Robert Ponzetti, Paul Clegg, Gustavo Montero, Governor Tommy Thompson, and Tim Paterson-Brown, as the representative of the Purchaser (the “Series B Director”).

4.7.                              Certificate.  The Company shall have filed the Certificate with the Secretary of State of Delaware on or prior to the Initial Closing, which shall continue to be in full force and effect as of the Initial Closing and each subsequent Closing.

4.8.                              Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.  Such documents may include good standing certificates.

5.                                       Conditions of the Company’s Obligations at Closing.  The obligations of the Company to sell Shares to the Purchaser at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1                                 Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2                                 Performance.  The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3                                 Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Share pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4                                 Officer’s Certificate.  The Chief Executive Officer of the Purchaser shall deliver to the Company at the Initial Closing a certificate certifying the resolutions of the Board of Directors of the Purchaser approving this Agreement and the transactions contemplated hereunder.

6.                                       Indemnification.

(a)                                  General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, managers, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.  The Purchaser agrees to indemnify and hold harmless the Company (and its directors, officers, managers, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein.

(b)                                 Indemnification Procedure. Any Party entitled to indemnification under this Section 6 (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided that the failure of any Party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within twenty (20) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding affected without its prior written consent. Notwithstanding anything in this Section 6 to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the Indemnified Party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

7.                                       Post-Closing Covenants.  So long as the Shares are outstanding and held by the Purchaser, the Company covenants that:

(a)                                  It will hold monthly management meetings, which the Series B Director shall be entitled to attend, either in person or by teleconference, and vote.

(b)                                 It will not give pay raises to Company officers, nor pay bonuses, nor issue any stock options nor similar instruments, unless agreed to by the Series B Director, which approval shall not be unreasonably withheld;

(c)                                  It will distribute monthly management accounts no later than the 15th working following the end of the month to which they relate, and such further information and documents as the Purchaser may from time-to-time reasonably request, and shall permit, during normal business hours and upon reasonable request and reasonable notice, the Purchaser or any employees, agents or representatives thereof, for purposes reasonably related to the Purchaser’s interests as a stockholder, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company, any ETF, and any Company Subsidiary, and to discuss the affairs, finances and accounts of the Company, any ETF, and any Company Subsidiary with any of its officers, consultants, directors, and key employees; provided, the Purchaser and its representatives shall keep such information confidential, provided such information may be disclosed (i) to the extent required by applicable law, regulation or legal process, subpoena, civil investigative demand or other similar process, (ii) to the extent reasonably necessary in connection with the enforcement of rights under this Agreement, (iii) to any governmental, judicial or regulatory authority requiring or requesting such information, and (iv) to Purchaser’s directors, officers, employees, agents, managers, consultants, accountants, financial advisers, legal counsel and other professional advisers to the extent necessary;

(d)                                 It will not incur expenses outside of the Budget, unless such expenses are each separately approved by the Series B Director, which approval shall not be unreasonably withheld;

(e)                                  It will promptly notify the Purchaser in writing (a “Rights Notice”) (in no event later than two (2) business days after making or receiving an applicable offer) of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party, which the Company intends to effect (a “Subsequent Financing”), of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing (if known), the proposed closing date of the Subsequent Financing, which shall be no earlier than ten (10) business days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide the Purchaser an option (the “Rights Option”) during the ten (10) business days following delivery of the Rights Notice (the “Option Period”) to inform the Company whether the Purchaser will purchase up to up to $5,500,000 of its pro rata portion of all or a portion of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing.  Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from the Purchaser within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the material terms and conditions of the closing are the same as those provided to the Purchaser in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur that date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 7(f), including, without limitation, the delivery of a new Rights Notice; and

(f)                                    Will provide the Series B Director with each of the following documents as and when they are distributed to the Board of Directors:

(a)                                  unaudited quarterly financial statements within fifteen (15) days after the end of the applicable quarter of the first three quarters of the Company’s and the applicable ETF’s fiscal years;

(b)                                 audited financial statements within sixty (60) days after the end of the Company’s and applicable ETF’s fiscal years; and

(c)                                  a monthly operating and cash flow budget within fifteen (15) days after the end of the applicable month (commencing from April 1, 2009) through the later of December 31, 2009, including but not exceeding the use of the current cash balance and an the proceeds from the issuance of the Shares as set forth in the Budget.

8.                                       Miscellaneous.

8.1.                              Survival of Warranties.  Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive until the running of the applicable statute of limitations and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

8.2.                              Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3.                              Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

8.4.                              Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5.                              Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6.                              Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b), five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.6.

8.7.                              No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction other than as set forth in the Disclosure Schedule.  The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.8.                              Fees and Expenses.  The Company shall pay a fee to the Purchaser in an amount equal to $100,000, which amount shall be included within the principal amount of the Note as payment in full of this Company’s obligation under this Section 8.8.

8.9.                              Attorneys’ Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement or the Certificate, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.10.                        Amendments and Waivers.  Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser.  Any amendment or waiver effected in accordance with this Section 8.10 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

8.11.                        Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.12.                        Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.13.                        Entire Agreement.  This Agreement (including the Exhibits hereto) and the Certificate constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8.14.                        Remedies for Breach of this Agreement.  If the Company is in material breach of its obligations under this Agreement after the Initial Closing, including, without limitation, Section 7, above, or, if the Company is in material breach of any of its obligations under the Note, and such breach or breaches remain(s) uncured for fifteen (15) business days following written notice thereof, then, upon demand by the Purchaser, the Company shall:

(a)                                  Deliver to the Purchaser (free from all and any encumbrances) sufficient shares of Common Stock to provide that the Purchaser holds a majority of the outstanding Common Stock of the Company (exclusive of its current equity holdings of the Common Stock); and

(b)                                 Shall, subject to the Purchaser (or its Affiliate) entering into compensatory agreements with the affected Company personnel, covenants to use its best efforts to (i) make available the services of its then-current officers, management, staff and any contactors to provide assistance with the exploitation of the Company’s proposed business and (ii) provide that such officers, management and employees of the Company not attempt to exploit the Company’s proposed business other than for the benefit of the Company or the Purchaser.

8.15.                        Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  Each party will bear its own costs in respect of any disputes arising under this Agreement.  Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

8.16.                   No Commitment for Additional Financing.  The Company acknowledges and agrees that the Purchaser has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein.  In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.  The Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

8.17.                   Waiver of Conflicts.  Each party to this Agreement acknowledges that Vandeberg Johnson & Gandara, LLP, counsel for the Company, has in the past performed and may continue to perform legal services for Broadmark Capital, LLC (an Affiliate of Joseph L. Schocken) as well as certain of the Company’s existing stockholders in matters unrelated to the transactions described in this Agreement, including the representation of Broadmark Capital, LLC in connection with the management agreement between the Company and Broadmark Capital, LLC.  Accordingly, each party to this Agreement hereby (a) acknowledges that it has had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Vandeberg Johnson & Gandara, LLP’s representation of Broadmark Capital, LLC and the Company’s stockholders in such unrelated matters.  The Purchaser acknowledges and agrees that (a) Vandeberg Johnson & Gandara, LLP representation of the Company is limited to the specific matters with respect to which it has been retained and consulted by the Company, (b) Vandeberg Johnson & Gandara, LLP has not been retained to represent the EFTs or any Company Subsidiary, (c) there may exist other matters which could have a bearing on the Company and/or its Affiliates as to which Vandeberg Johnson & Gandara, LLP has been neither retained nor consulted, (d) Vandeberg Johnson & Gandara, LLP does not undertake to monitor the compliance of the Company or its Affiliates with their respective covenants under this Agreement, nor does Vandeberg Johnson & Gandara, LLP monitor compliance by the Company and/or its Affiliates with applicable laws, unless in each case Vandeberg Johnson & Gandara, LLP has been specifically retained to do so, (e) Vandeberg Johnson & Gandara, LLP does not investigate or verify the accuracy and completeness of information set forth in this Agreement, the Budget, and (f) except for any opinions specifically set forth in a signed opinion letter issued by Vandeberg Johnson & Gandara, LLP, Vandeberg Johnson & Gandara, LLP is not providing any advice, opinion, representation, warranty or other assurance of any kind as to any matter.

SIGNATURE PAGE TO PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

XSHARES GROUP, INC.

By:	/s/ Jeffrey Feldman
Name:	Jeffrey Feldman, Chief Executive Officer

XShares Group, Inc.
420 Lexington Avenue, Suite 2550
New York, NY 10170

MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Tim Paterson-Brown
Name:	Tim Paterson-Brown
Title:	Chief Executive Officer
Address: